Exhibit 99.1

        Enterasys Networks Reports First-Quarter 2005 Results;
    Announces Plans to Bring Expenses In Line with Current Revenue

    ANDOVER, Mass.--(BUSINESS WIRE)--April 27, 2005--Enterasys Networks Inc. (NYSE: ETS), the Secure Networks Company(TM), today announced financial results for its fiscal first quarter ended April 2, 2005.
    Net revenue for the first quarter of 2005 was $80.6 million, compared with net revenue of $90.5 million for the fourth quarter of fiscal 2004. Net loss for the first quarter was $10.7 million, or $0.05 per share, compared with a net loss of $10.4 million, or $0.05 per share, in the fourth quarter of 2004. The net loss for the first quarter included a $6.5 million tax benefit resulting from a favorable settlement with an overseas tax authority.
    Gross margin for the first quarter of 2005 was 44.0 percent, compared with 53.2 percent for the fourth quarter of 2004. Non-cash inventory charges totaling $6.8 million lowered the first-quarter gross margin by 8.5 percentage points. Similar non-cash inventory charges totaling $3.1 million had a 3.4 percentage point impact on the gross margin for the fourth quarter of 2004.
    Enterasys ended the first quarter of 2005 with $126.6 million in cash and marketable securities, including $4.9 million of restricted cash, and no debt.

    Management Comments

    "As we previously stated, the Company's first-quarter results primarily reflect an unexpected slowdown in customer purchasing activity," said Mark Aslett, chief executive officer. "This caused a significant number of transactions to be pushed out of the period, with the slowdown being most pronounced in our North American and European distribution channels.
    "Given these results and the uncertainty around the timing of a future rebound in customer purchasing, we are taking immediate action to accelerate our path to profitability," Aslett said. "We are currently finalizing a significant cost-reduction plan and expect to begin executing on the plan during the coming weeks. The plan is being designed with the objective of reducing our quarterly expenses by $10 million to $13 million. This is a sizable reduction, and one that we are pursuing with careful consideration. Nevertheless, we recognize the need to bring our costs in line with the Company's current revenue level. We currently expect that the plan will include a reduction of approximately 300 positions, or about 30 percent of our global work force.
    "While the reductions will affect all areas of the Company, we expect to generate the majority of the savings by reducing our R&D and SG&A expenses," said Aslett. "We fully intend to implement this plan in a manner that minimizes disruptions to our committed product roadmap and critical customer support and sales activities. We believe that cutting expenses by $11.5 million--the midpoint of the targeted savings range--will allow Enterasys to achieve positive cash flow, excluding changes in working capital, at approximately $80 million in quarterly revenue.
    "We remain intensely focused on leveraging the success of our Secure Networks(TM) strategy to drive revenue growth," Aslett said. "First-quarter sales associated with our next-generation core router, the Matrix X, met our expectations. Against the backdrop of a solid quarter for the Matrix X, new products represented approximately 75 percent of total product shipments in the first quarter; new customer revenue was approximately 14 percent of total revenue; and aggregate revenue from our global partners increased to approximately 18 percent of total revenue.
    "The Company's continued progress with new customers and new products demonstrates that we have aligned Enterasys with the major growth drivers in our market, including network-based security, gig to the desktop, secure 10 gig aggregation and enabling VoIP," said Aslett. "Pursuing these opportunities further in 2005, we will be launching new hardware and software enhancements to the Matrix N and X platforms, new stackable products, new wireless offerings, and increased Secure Networks software capabilities. We also look forward to building on the success we have had with our global partners."

    Business Outlook

    "In focusing on the cost-reduction initiative we have announced today, we are seeking to amplify our corporate strengths and maintain our ability to invest in the Company's future," Aslett said. "Given the current market environment and the near-term risks associated with our cost-reduction plan, we do not believe it is prudent to provide revenue guidance for the current quarter. In addition, we are retracting our previous guidance for the balance of the year."
    Aslett concluded, "We strongly believe in our Secure Networks business strategy and are confident that the actions we're taking are the right ones. These actions maximize the Company's opportunities for profitable growth, and should ultimately increase value for our shareholders."

    Conference Call

    Enterasys Networks will host a conference call today at 5:00 p.m. EDT to discuss its results. The live call is accessible from the investor relations section of Enterasys' Web site at http://www.enterasys.com/corporate/ir/. The call also will be available for replay beginning at 7:00 p.m. EDT today and ending May 11, 2005. To access the replay, dial 888-286-8010 and enter pass code 48914294 or visit the investor relations section of Enterasys' Web site at http://www.enterasys.com/corporate/ir/.

    About Enterasys Networks

    Enterasys Networks is the Secure Networks Company, providing enterprise customers with innovative network infrastructure products, services and solutions that deliver the security, productivity and adaptability benefits required by Global 2000 organizations. For more information on Enterasys Secure Networks and the company's products, including multilayer switches, core routers, WAN routers, wireless LANs, network management, and intrusion defense systems, visit www.enterasys.com.

    This news release contains forward-looking statements regarding future events, activities and financial performance, such as management's expectations regarding future revenue, cash flow and profitability; strategic relationships and market opportunities; product development; and other business strategies and objectives. These statements may be identified with such words as "we expect," "we believe," "we anticipate," or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to update such statements publicly to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially.
    Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: worldwide and regional economic uncertainty and recent political and social turmoil may continue to negatively affect our business and revenue; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results may fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we continue to introduce new products, and if our customers delay product purchases or choose alternative solutions, or if sales of new products are not sufficient to offset declines in sales of older products, our revenue could decline, we may incur excess and obsolete inventory charges, and our financial condition could be harmed; we may be unable to upgrade our indirect distribution channels or otherwise enhance our selling capabilities, which may hinder our ability to grow our customer base and increase our revenue; we have experienced significant changes in senior management and our current management team has been together for only a limited time, which could limit our ability to achieve our objectives and effectively operate our business; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; a portion of the enterprises we sell to rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing from us, our revenues could be harmed; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 3, 2004 and our quarterly report on Form 10-K for the fiscal year ended January 1, 2005.


ENTERASYS NETWORKS, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)                              First     Fourth      First
                                        Quarter   Quarter     Quarter
                                         Ended     Ended       Ended
                                        April 2,  January 1,  April 3,
                                         2005      2005        2004
                                       --------- ---------- ----------
Net revenue:
  Product                               $58,491    $67,844    $62,799
  Services                               22,080     22,697     24,395
                                       --------- ---------- ----------
    Total revenue                        80,571     90,541     87,194
Cost of revenue:
  Product                                34,513     33,166     33,402
  Services                               10,634      9,190     10,024
                                       --------- ---------- ----------
    Total cost of revenue                45,147     42,356     43,426

      Gross margin                       35,424     48,185     43,768

Operating expenses:
  Research and development               16,190     15,979     20,474
  Selling, general and administrative    36,526     39,955     42,442
  Amortization of intangible assets         929        929      1,598
  Impairment of intangible assets (a)         -          -      8,734
  Shareholder litigation expense (b)          -        625          -
  Restructuring and other charges           (17)     4,870      4,485
                                       --------- ---------- ----------
    Total operating expenses             53,628     62,358     77,733
                                       --------- ---------- ----------

       Loss from operations             (18,204)   (14,173)   (33,965)

Interest income, net                        915        834        850
Other income (expense), net                  77      1,282     (2,867)
                                       --------- ---------- ----------
    Loss before income taxes            (17,212)   (12,057)   (35,982)
Income tax (benefit) expense             (6,539)    (1,688)      (283)
                                       --------- ---------- ----------
    Net loss                           $(10,673)  $(10,369)  $(35,699)
                                       ========= ========== ==========


Basic and diluted net loss               $(0.05)    $(0.05)    $(0.16)
                                       ========= ========== ==========

Basic and diluted weighted average
 number of common shares outstanding    218,315    217,983    217,052
                                       ========= ========== ==========



(a) During the first quarter of fiscal year 2004, the Company recorded an impairment charge of $8.7 million related to the write-down of patents and technology intangible assets recorded in connection with the Company's fiscal year 2001 acquisition of Indus River Networks.

(b) For the quarter ended January 1, 2005, the Company recorded a shareholder litigation charge of $625,000 reflecting the $10.5 million settlement cost of the outstanding shareholder litigation filed in 1997 against its former parent, Cabletron Systems, Inc., and certain of its directors and officers net of proceeds of certain insurance policies of the Company.



ENTERASYS NETWORKS, INC.
 CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
                                                  April 2,  January 1,
                                                    2005      2005
                                                  --------- ----------
                      ASSETS
                                                               (a)
Current assets:
  Cash and cash equivalents                        $45,776    $70,947
  Marketable securities                             58,724     48,472
  Accounts receivable, net                          34,596     29,088
  Inventories, net                                  25,578     27,200
  Income tax receivable                              2,377      1,732
  Insurance receivable (b)                           9,958     11,008
  Prepaid expenses and other current assets         13,921     18,334
                                                  --------- ----------
    Total current assets                           190,930    206,781

Restricted cash, cash equivalents and marketable
 securities                                          4,904      5,357
Long-term marketable securities                     17,214     30,596
Investments                                            185        388
Property, plant and equipment, net                  24,220     27,828
Goodwill                                            15,129     15,129
Intangible assets, net                               3,304      4,234
                                                  --------- ----------
    Total assets                                  $255,886   $290,313
                                                  ========= ==========

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $30,465    $28,841
  Accrued compensation and benefits                 18,657     23,574
  Other accrued expenses                            17,256     19,001
  Accrued legal and litigation costs                12,503     12,945
  Accrued restructuring charges                      4,095      9,528
  Deferred revenue                                  33,394     33,136
  Customer advances and billings in excess of
   revenues                                          5,759     11,341
  Income taxes payable                              24,769     32,427
                                                  --------- ----------
    Total current liabilities                      146,898    170,793

  Deferred revenue-long term                         6,505      6,214
  Accrued restructuring charges-long term            3,264      3,568
                                                  --------- ----------
    Total liabilities                              156,667    180,575

Stockholders' equity                                99,219    109,738
                                                  --------- ----------
    Total liabilities and stockholders' equity    $255,886   $290,313
                                                  ========= ==========

(a) The Balance Sheet at January 1, 2005 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.
(b) On January 18, 2005 Enterasys announced that it has entered into an agreement in principle to settle shareholder litigation filed in 1997 against its former parent, Cabletron Systems, Inc., and certain Cabletron directors and officers. Under the terms of the agreement, Enterasys has agreed to pay $10.5 million. The Company expects all but approximately $625,000 of this amount to be funded by the proceeds of certain insurance policies of the Company.



ENTERASYS NETWORKS, INC.
 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)



                                                    First      First
                                                   Quarter    Quarter
                                                    Ended      Ended
                                                   April 2,   April 3,
                                                     2005      2004
                                                  --------- ----------
Cash flows from operating activities:
  Net loss                                        $(10,673)  $(35,699)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                    5,130      6,392
    Provision for losses (recoveries) on accounts
     receivable                                         44       (550)
    Provision for inventory write-downs              6,811      3,663
    (Gain) loss on minority investments                (77)     2,370
    Impairment of intangible assets                      -      8,734
    Non-cash tax benefit                            (6,377)         -
    Other, net                                           -        366
  Changes in operating assets and liabilities      (23,099)    (3,409)
                                                  --------- ----------
      Net cash used in operating activities        (28,241)   (18,133)
                                                  --------- ----------

Cash flows from investing activities:
    Capital expenditures and purchases of
     intangible assets                                (605)    (3,441)
    Purchase and sales of marketable securities      2,576         31
    Other investing activities                         732     14,188
                                                  --------- ----------
      Net cash provided by investing activities      2,703     10,778
                                                  --------- ----------

Cash flows from financing activities:
    Proceeds from employee stock plans                 445      2,879
                                                  --------- ----------
      Net cash provided by financing activities        445      2,879
                                                  --------- ----------

Effect of exchange rate changes on cash                (78)      (660)
                                                  --------- ----------

Net decrease in cash and cash equivalents          (25,171)    (5,136)
Cash and cash equivalents at beginning of period    70,947    136,801
                                                  --------- ----------
Cash and cash equivalents at end of period         $45,776   $131,665
                                                  ========= ==========



ENTERASYS NETWORKS, INC.
REVENUE BY REGION
(In thousands)
(Unaudited)
                                    Three months ended
                    --------------------------------------------------

                     April 2, 2005   January 1, 2005   April 3, 2004
                    --------------------------------------------------

                    Revenue  Percent Revenue  Percent Revenue  Percent
                    -------- ------- -------- ------- -------- -------

North America       $38,590    47.9% $42,854    47.3% $39,524    45.3%
Europe, Middle East
 and Africa          30,066    37.3%  32,677    36.1%  31,920    36.6%
Asia Pacific          6,122     7.6%   6,938     7.7%   9,245    10.6%
Latin America         5,793     7.2%   8,072     8.9%   6,505     7.5%
                    -------- ------- -------- ------- -------- -------
      Total net
       revenue      $80,571   100.0% $90,541   100.0% $87,194   100.0%
                    ======== ======= ======== ======= ======== =======


    CONTACT: Enterasys Networks
             Financial Analysts:
             Kristen Sheppard, Esq.
             Investor-relations@enterasys.com
             or
             News Media:
             Kevin Flanagan, 978-684-1473
             kflanaga@enterasys.com